Exhibit 99.1
DCP MIDSTREAM REPORTS THIRD QUARTER RESULTS
DENVER, November 4, 2020 (GLOBE NEWSWIRE) - Today, DCP Midstream, LP (NYSE: DCP) reported its financial results for the three and nine months ended September 30, 2020.
HIGHLIGHTS
•For the respective three and nine months ended September 30, 2020, DCP generated net income (loss) attributable to partners of $111 million and $(392) million; net cash provided by operating activities of $268 million and $791 million; adjusted EBITDA of $331 million and $963 million; and distributable cash flow of $232 million and $672 million.
•Generated $130 million and $152 million of excess free cash flow for the three and nine months ended September 30, 2020, after fully funding $82 million and $325 million in distributions and $20 million and $193 million in growth capital expenses, respectively.
•Reduced debt by $175 million year to date, including $156 million in the third quarter, and lowered bank leverage to 3.9 times for the twelve months ended September 30, 2020.
•Third quarter costs down $43 million compared to the same period in 2019, resulting in an 17%, or $130 million, year to date reduction driven by continued cost discipline and DCP 2.0 transformation efforts.
•Year to date total capital, including all sustaining and growth capital, has been reduced 71% compared to 2019.
•Logistics and Marketing segment accounted for 62% of Q3 Adjusted EBITDA, with third quarter Logistics and Marketing Adjusted EBITDA increasing approximately 8% year over year, driven by increased earnings on Gulf Coast Express, Sand Hills, Southern Hills, and Front Range, partially offset by lower Guadalupe and NGL Marketing earnings.
•Gathering and Processing segment Adjusted EBITDA increased 5% year over year, driven by increased overall wellhead margin and cost discipline, partially offset by lower volumes and dampened commodity prices.

THIRD QUARTER 2020 SUMMARY FINANCIAL RESULTS

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
	(Unaudited)
	(Millions, except per unit amounts)

Net income (loss) attributable to partners	$111	$(178)	$(392)	$16
Net income (loss) per limited partner unit - basic and diluted	$0.46	$(1.59)	$(2.09)	$(1.02)
Net cash provided by operating activities	$268	$91	$791	$637
Adjusted EBITDA(1)	$331	$300	$963	$904
Distributable cash flow(1)	$232	$190	$672	$587
Excess free cash flow(1)	$130	$(109)	$152	$(563)
(1)This press release includes the following financial measures not presented in accordance with U.S. generally accepted accounting principles, or GAAP: adjusted EBITDA, distributable cash flow, excess free cash flow, and adjusted segment EBITDA. Each such non-GAAP financial measure is defined below under “Non-GAAP Financial Information”, and each is reconciled to its most directly comparable GAAP financial measure under “Reconciliation of Non-GAAP Financial Measures” in schedules at the end of this press release.

CEO'S PERSPECTIVE
“Our team continues to execute successfully through the cycle, delivering strong financial results while maintaining top safety and reliability performance," said Wouter van Kempen, chairman, president, and CEO. “With a focus on optimization and discipline, our ability to generate $152 million of excess free cash flow and reduce debt by $175 million year-to-date demonstrates the resiliency and durability of the DCP business model, and we remain committed to strengthening the balance sheet to ensure stability in times of continued uncertainty."
COMMON UNIT DISTRIBUTIONS
On October 16, 2020, DCP announced a quarterly common unit distribution of $0.39 per limited partner unit.
DCP generated distributable cash flow of $232 million and $672 million for the three and nine months ended September 30, 2020, respectively. Distributions declared were $81 million and $244 million for the three and nine months ended September 30, 2020, respectively.

THIRD QUARTER 2020 OPERATING RESULTS BY BUSINESS SEGMENT
Logistics and Marketing
Logistics and Marketing Segment net income attributable to partners for the three months ended September 30, 2020 and 2019 was $206 million and $124 million, respectively.
Adjusted segment EBITDA increased to $216 million for the three months ended September 30, 2020, from $200 million for the three months ended September 30, 2019, reflecting higher equity earnings and distributions driven by a full quarter of Gulf Coast Express volumes and higher cash distributions on Sand Hills, partially offset by lower earnings from Guadalupe and lower NGL marketing earnings.
The following table represents volumes for the Logistics and Marketing segment:

			Three Months Ended September 30, 2019	Three Months Ended June 30, 2020	Three Months Ended September 30, 2020
NGL Pipeline	% Owned	Net Pipeline Capacity (MBbls/d)	Average NGL Throughput (MBpd)	Average NGL Throughput (MBpd)	Average NGL Throughput (MBpd)
Sand Hills	67%	333	321	312	307
Southern Hills	67%	128	86	100	104
Front Range	33%	87	45	56	57
Texas Express	10%	37	17	19	20
Other	Various	310	129	189	192
Total		895	598	676	680

Gathering and Processing
Gathering and Processing Segment net income (loss) attributable to partners for the three months ended September 30, 2020 and 2019 was $50 million and $(147) million, respectively.
Adjusted segment EBITDA increased to $176 million for the three months ended September 30, 2020, from $167 million for the three months ended September 30, 2019, reflecting lower operating costs and increased volumes in the North and Permian regions, partially offset by lower commodity prices and lower volumes in the South and Midcontinent regions.
The following table represents volumes for the Gathering and Processing segment:

	Three Months Ended September 30, 2020	Three Months Ended September 30, 2019	Three Months Ended June 30, 2020	Three Months Ended September 30, 2020
System	Net Plant/Treater Capacity (MMCF/d)	Average Wellhead Volumes (MMcf/d)	Average Wellhead Volumes (MMcf/d)	Average Wellhead Volumes (MMcf/d)
North	1,580	1,488	1,531	1,506
Permian	1,200	957	987	975
Midcontinent	1,110	1,106	842	834
South	2,120	1,406	1,127	1,049
Total	6,010	4,957	4,487	4,364

CREDIT FACILITIES AND DEBT
DCP has two credit facilities with up to $1.75 billion of total capacity. Proceeds from these facilities can be used for working capital requirements and other general partnership purposes including growth and acquisitions.
•DCP has a $1.4 billion senior unsecured revolving credit agreement, or the Credit Agreement, that matures on December 9, 2024. As of September 30, 2020, total available capacity under the Credit Agreement was $1,265 million net of $125 million of outstanding borrowings and $10 million of letters of credit.
•DCP has an accounts receivable securitization facility that provides up to $350 million of borrowing capacity that matures August 12, 2022. As of September 30, 2020, DCP had $350 million of outstanding borrowings under the accounts receivable securitization facility.
As of September 30, 2020, DCP had $5,750 million of total consolidated principal debt outstanding, with the next maturity not until September 2021. The total debt outstanding includes $550 million of junior subordinated notes which are excluded from debt pursuant to DCP's Credit Agreement leverage ratio calculation. For the twelve months ended September 30, 2020, DCP's leverage ratio was 3.9 times. The effective interest rate on DCP's overall debt position, as of September 30, 2020, was 5.18%.
CAPITAL EXPENDITURES AND INVESTMENTS
During the three and nine months ended September 30, 2020, DCP had expansion capital expenditures and equity investments totaling $20 million and $193 million, and sustaining capital expenditures totaling $7 million and $23 million, respectively.

CAPITAL PROJECT UPDATE
Gathering and Processing Projects
The Latham 2 offload will add up to 225 MMcf/d of incremental DJ Basin processing capacity and is expected to be in-service in the fourth quarter of 2020.
THIRD QUARTER 2020 EARNINGS CALL
DCP will host a conference call webcast tomorrow, November 5, 2020, at 11:00 a.m. ET, to discuss its third quarter earnings. The live audio webcast of the conference call and presentation slides can be accessed through the Investors section on the DCP website at www.dcpmidstream.com and the conference call can be accessed by dialing (844) 233-0113 in the United States or (574) 990-1008 outside the United States. The conference confirmation number is 9598426. An audio webcast replay, presentation slides and transcript will also be available by accessing the Investors section on the DCP website.
NON-GAAP FINANCIAL INFORMATION
This press release and the accompanying financial schedules include the following non-GAAP financial measures: adjusted EBITDA, distributable cash flow, excess free cash flow and adjusted segment EBITDA. The accompanying schedules provide reconciliations of these non-GAAP financial measures to their most directly comparable GAAP financial measures. DCP's non-GAAP financial measures should not be considered in isolation or as an alternative to its financial measures presented in accordance with GAAP, including operating revenues, net income or loss attributable to partners, net cash provided by or used in operating activities or any other measure of liquidity or financial performance presented in accordance with GAAP as a measure of operating performance, liquidity or ability to service debt obligations and make cash distributions to unitholders. The non-GAAP financial measures presented by DCP may not be comparable to similarly titled measures of other companies because they may not calculate their measures in the same manner.
DCP defines adjusted EBITDA as net income or loss attributable to partners adjusted for (i) distributions from unconsolidated affiliates, net of earnings, (ii) depreciation and amortization expense, (iii) net interest expense, (iv) noncontrolling interest in depreciation and income tax expense, (v) unrealized gains and losses from commodity derivatives, (vi) income tax expense or benefit, (vii) impairment expense and (viii) certain other non-cash items. Adjusted EBITDA further excludes items of income or loss that we characterize as unrepresentative of our ongoing operations. Management believes these measures provide investors meaningful insight into results from ongoing operations.
The commodity derivative non-cash losses and gains result from the marking to market of certain financial derivatives used by us for risk management purposes that we do not account for under the hedge method of accounting. These non-cash losses or gains may or may not be realized in future periods when the derivative contracts are settled, due to fluctuating commodity prices.
Adjusted EBITDA is used as a supplemental liquidity and performance measure and adjusted segment EBITDA is used as a supplemental performance measure by DCP's management and by external users of its financial statements, such as investors, commercial banks, research analysts and others to assess:

•financial performance of DCP's assets without regard to financing methods, capital structure or historical cost basis;
•DCP's operating performance and return on capital as compared to those of other companies in the midstream energy industry, without regard to financing methods or capital structure;
•viability and performance of acquisitions and capital expenditure projects and the overall rates of return on investment opportunities;
•performance of DCP's business excluding non-cash commodity derivative gains or losses; and
•in the case of Adjusted EBITDA, the ability of DCP's assets to generate cash sufficient to pay interest costs, support its indebtedness, make cash distributions to its unitholders and pay sustaining capital expenditures.
DCP defines adjusted segment EBITDA for each segment as segment net income or loss attributable to partners adjusted for (i) distributions from unconsolidated affiliates, net of earnings, (ii) depreciation and amortization expense, (iii) net interest expense, (iv) noncontrolling interest in depreciation and income tax expense, (v) unrealized gains and losses from commodity derivatives, (vi) income tax expense or benefit, (vii) impairment expense and (viii) certain other non-cash items. Adjusted segment EBITDA further excludes items of income or loss that we characterize as unrepresentative of our ongoing operations for that segment.
DCP defines distributable cash flow as adjusted EBITDA less sustaining capital expenditures, net of reimbursable projects, interest expense, cumulative cash distributions earned by the Series A, Series B and Series C Preferred Units (collectively the "Preferred Limited Partnership Units") and certain other items.
DCP defines excess free cash flow as distributable cash flow, as defined above, less distributions to limited partners and the general partner, less expansion capital expenditures, net of reimbursable projects, and contributions to equity method investments, and less certain other items. Expansion capital expenditures are cash expenditures to increase DCP's cash flows, operating or earnings capacity. Expansion capital expenditures add on to or improve the capital assets owned, or acquire or construct new gathering lines and well connects, treating facilities, processing plants, fractionation facilities, pipelines, terminals, docks, truck racks, tankage and other storage, distribution or transportation facilities and related or similar midstream assets.
Sustaining capital expenditures are cash expenditures made to maintain DCP's cash flows, operating capacity or earnings capacity. These expenditures add on to or improve capital assets owned, including certain system integrity, compliance and safety improvements. Sustaining capital expenditures also include certain well connects, and may include the acquisition or construction of new capital assets. Income attributable to preferred units represent cash distributions earned by the Preferred Limited Partnership Units. Cash distributions to be paid to the holders of the Preferred Limited Partnership Units, assuming a distribution is declared by DCP's board of directors, are not available to common unit holders. Non-cash mark-to-market of derivative instruments is considered to be non-cash for the purpose of computing distributable cash flow because settlement will not occur until future periods, and will be impacted by future changes in commodity prices and interest rates. DCP compares the distributable cash flow it generates to the cash distributions it expects to pay to its partners. Distributable cash flow is used as a supplemental liquidity and performance measure by DCP's management and by external users of its financial statements, such as investors, commercial banks, research analysts and others, to assess DCP's ability to make cash distributions to its unitholders. Excess free cash flow is used as a supplemental liquidity and performance measure by our management and by external users of our financial statements, such as investors, commercial banks, research analysts and others, and is useful to investors and management as a measure of our ability to generate cash particularly in light of an ongoing transition in the midstream industry that has shifted investor focus from distribution growth to capital discipline, cost efficiency, and balance-sheet strength. Once business needs and obligations are met, including cash reserves to provide funds for distribution payments on our units and the proper conduct of our business, which includes cash reserves for future capital expenditures and anticipated credit needs, this cash can be used to reduce debt, reinvest in the company for future growth, or return to unitholders.

ABOUT DCP MIDSTREAM, LP
DCP Midstream, LP (NYSE: DCP) is a Fortune 500 midstream master limited partnership headquartered in Denver, Colorado, with a diversified portfolio of gathering, processing, logistics and marketing assets. DCP is one of the largest natural gas liquids producers and marketers, and one of the largest natural gas processors in the U.S. The owner of DCP’s general partner is a joint venture between Enbridge and Phillips 66. For more information, visit the DCP Midstream, LP website at www.dcpmidstream.com.

CAUTIONARY STATEMENTS
This press release may contain or incorporate by reference forward-looking statements as defined under the federal securities laws regarding DCP Midstream, LP, including projections, estimates, forecasts, plans and objectives. Although management believes that expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to be correct. In addition, these statements are subject to certain risks, uncertainties and other assumptions that are difficult to predict and may be beyond DCP's control. If any of these risks or uncertainties materialize, or if underlying assumptions prove incorrect, DCP's actual results may vary materially from what management forecasted, anticipated, estimated, projected or expected.
The key risk factors that may have a direct bearing on DCP's results of operations and financial condition are described in detail in the "Risk Factors" section of DCP's most recently filed annual report and subsequently filed quarterly reports with the Securities and Exchange Commission. Investors are encouraged to closely consider the disclosures and risk factors contained in DCP's annual and quarterly reports filed from time to time with the Securities and Exchange Commission. The forward looking statements contained herein speak as of the date of this announcement. DCP undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable securities laws. Information contained in this press release is unaudited and subject to change.
Investors or Analysts:
Sarah Sandberg
scsandberg@dcpmidstream.com
303-605-1626

DCP MIDSTREAM, LP
FINANCIAL RESULTS AND
SUMMARY FINANCIAL DATA
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
	(Millions, except per unit amounts)
Sales of natural gas, NGLs and condensate	$1,466	$1,599	$4,031	$5,369
Transportation, processing and other	109	101	330	326
Trading and marketing gains (losses), net	11	(1)	156	1
Total operating revenues	1,586	1,699	4,517	5,696
Purchases and related costs	(1,218)	(1,308)	(3,338)	(4,468)
Operating and maintenance expense	(146)	(187)	(447)	(547)
Depreciation and amortization expense	(92)	(100)	(284)	(304)
General and administrative expense	(66)	(66)	(173)	(201)
Asset impairments	—	(247)	(746)	(247)
Loss on sale of assets, net	—	—	—	(14)
Restructuring costs	—	(2)	(9)	(11)
Other expense, net	(4)	—	(12)	(6)
Total operating costs and expenses	(1,526)	(1,910)	(5,009)	(5,798)
Operating (loss) income	60	(211)	(492)	(102)
Interest expense, net	(77)	(79)	(226)	(221)
Earnings from unconsolidated affiliates	130	114	331	344
Income tax expense	(1)	(1)	(2)	(2)
Net income attributable to noncontrolling interests	(1)	(1)	(3)	(3)
Net income (loss) attributable to partners	111	(178)	(392)	16
Series A preferred partner's interest in net income	(9)	(9)	(28)	(28)
Series B preferred partner's interest in net income	(3)	(3)	(9)	(9)
Series C preferred partner's interest in net income	(3)	(3)	(7)	(7)
General partner's interest in net income	—	(35)	—	(118)
Net income (loss) allocable to limited partners	$96	$(228)	$(436)	$(146)
Net income (loss) per limited partner unit — basic and diluted	$0.46	$(1.59)	$(2.09)	$(1.02)
Weighted-average limited partner units outstanding — basic	208.3	143.3	208.3	143.3
Weighted-average limited partner units outstanding — diluted	208.7	143.3	208.3	143.3

	September 30,	December 31,
	2020	2019
	(Millions)
Cash and cash equivalents	$14	$1
Other current assets	852	1,079
Property, plant and equipment, net	8,046	8,811
Other long-term assets	4,002	4,236
Total assets	$12,914	$14,127

Current liabilities	$909	$1,190
Current debt	504	603
Long-term debt	5,244	5,321
Other long-term liabilities	375	380
Partners' equity	5,854	6,605
Noncontrolling interests	28	28
Total liabilities and equity	$12,914	$14,127

DCP MIDSTREAM, LP
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
	(Millions)
Reconciliation of Non-GAAP Financial Measures:
Net income (loss) attributable to partners	$111	$(178)	$(392)	$16
Interest expense, net	77	79	226	221
Depreciation, amortization and income tax expense, net of noncontrolling interests	94	101	286	305
Distributions from unconsolidated affiliates, net of earnings	39	25	158	54
Asset impairments	—	247	746	247
Other non-cash charges	(1)	—	5	6
Loss on sale of assets	—	—	—	14
Non-cash commodity derivative mark-to-market	11	26	(66)	41
Adjusted EBITDA	331	300	963	904
Interest expense, net	(77)	(79)	(226)	(221)
Sustaining capital expenditures, net of noncontrolling interest portion and reimbursable projects (a)	(7)	(17)	(23)	(56)
Distributions to preferred limited partners (b)	(15)	(15)	(44)	(44)
Other, net	—	1	2	4
Distributable cash flow	232	190	672	587
Distributions to limited partners and general partner	(82)	(154)	(325)	(463)
Expansion capital expenditures and equity investments, net of reimbursable projects	(20)	(145)	(193)	(684)
Other, net	—	—	(2)	(3)
Excess free cash flow	$130	$(109)	$152	$(563)

Net cash provided by operating activities	$268	$91	$791	$637
Interest expense, net	77	79	226	221
Net changes in operating assets and liabilities	(22)	107	35	10
Non-cash commodity derivative mark-to-market	11	26	(66)	41
Other, net	(3)	(3)	(23)	(5)
Adjusted EBITDA	331	300	963	904
Interest expense, net	(77)	(79)	(226)	(221)
Sustaining capital expenditures, net of noncontrolling interest portion and reimbursable projects (a)	(7)	(17)	(23)	(56)
Distributions to preferred limited partners (b)	(15)	(15)	(44)	(44)
Other, net	—	1	2	4
Distributable cash flow	232	190	672	587
Distributions to limited partners and general partner	(82)	(154)	(325)	(463)
Expansion capital expenditures and equity investments, net of reimbursable projects	(20)	(145)	(193)	(684)
Other, net	—	—	(2)	(3)
Excess free cash flow	$130	$(109)	$152	$(563)
(a) Excludes reimbursements for leasehold improvements
(b) Represents cumulative cash distributions earned by the Series A, B and C Preferred Units, assuming distributions are declared by DCP's board of directors.

DCP MIDSTREAM, LP
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
SEGMENT FINANCIAL RESULTS AND OPERATING DATA
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
	(Millions, except as indicated)
Logistics and Marketing Segment:
Financial results:
Segment net income attributable to partners	$206	$124	$619	$456
Non-cash commodity derivative mark-to-market	(28)	21	(75)	15
Depreciation and amortization expense	3	4	9	10
Distributions from unconsolidated affiliates, net of earnings	35	16	82	37
Asset impairments	—	35	—	35
Loss on sale of assets	—	—	—	10
Other charges	—	—	2	1
Adjusted segment EBITDA	$216	$200	$637	$564

Operating and financial data:
NGL pipelines throughput (MBbls/d)	680	598	678	634
NGL fractionator throughput (MBbls/d)	58	57	55	61
Operating and maintenance expense	$8	$9	$24	$29

Gathering and Processing Segment:
Financial results:
Segment net income (loss) attributable to partners	$50	$(147)	$(584)	$10
Non-cash commodity derivative mark-to-market	39	5	9	26
Depreciation and amortization expense, net of noncontrolling interest	82	88	252	271
Asset impairments	—	212	746	212
Loss on sale of assets	—	—	—	4
Distributions from unconsolidated affiliates, net of losses	4	9	76	17
Other charges	1	—	3	5
Adjusted segment EBITDA	$176	$167	$502	$545

Operating and financial data:
Natural gas wellhead (MMcf/d)	4,364	4,957	4,597	4,920
NGL gross production (MBbls/d)	406	406	394	421
Operating and maintenance expense	$135	$172	$411	$502